As filed with the Securities and Exchange Commission on May 8, 1998

                                       Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                      Homeland Holding Corporation
          (Exact name of Registrant as specified in its charter)


   Delaware                                               73-1311075
   (State or                                          (I.R.S. Employer
jurisdiction of                                        Identification
incorporation or                                            No.)
 organization)

2601 Northwest Expressway, Suite 1100E
   Oklahoma City, Oklahoma                                  73112
 (Address of Principal Executive Offices)                (Zip Code)






                HOMELAND STORES, INC. EMPLOYEE STOCK BONUS PLAN
                          (Full title of the plan)

                            Terry M. Marczewski
                 2601 Northwest Expressway, Suite 1100E
                   Oklahoma City, Oklahoma 73112
               (Name and address of agent for service)
                           (405) 879-6600
       (Telephone number, including area code, of agent for service)

                                 Copy to:
                          J.  Bradford Hammond
                Crowe & Dunlevy, A Professional Corporation
                        321 South Boston, 5th Floor
                          Tulsa, Oklahoma 74103
                             (918) 592-9800

                     CALCULATION OF REGISTRATION FEE


                                                           Proposed Maximum
                                              Amount to    Offering Price
                                            be Registered    Per Share

Common Stock, par value $.01 per share        522,222        $  7.60


                                           Proposed Maximum   Calculation of
                                             Aggregate         Registration
                                          Offering Price (2)       Fee

Common Stock, par value $.01 per share      $3,968,887       $ 1,170.82


(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee. A total of 522,222 shares have been reserved for issuance pursuant to the Homeland Stores, Inc. Employee Stock Bonus Plan (the "Plan") and are being registered hereby. The maximum aggregate offering price of 124,877 of such shares has been calculated based on the weighted average allocated purchase price of shares allocated to participant accounts under the Plan of $7.47 per share. The proposed maximum aggregate offering price of the remaining 397,345 shares has been calculated based on the average of the high and low sales prices of the Common Stock as reported on the NASDAQ
National Market System on May 7, 1998, which average price was $7.6425 per share.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual Information*

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents filed by the Registrant or the Homeland Stores, Inc. Employee Stock Bonus Plan (the "Plan") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1998.

     (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1998.

     (3) The Annual Report on Form 11-K of the Plan for the Plan fiscal year ended July 31, 1997.

     (4) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 10 declared effective by the Securities and Exchange Commission on December 6, 1996.

     In addition, all documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          This Registration Statement covers Common Stock, par value $.01 per share, of the Registrant, which is registered under Section 12(g) of the Exchange Act. The description of the Common Stock contained in a registration statement under the Exchange Act is incorporated herein by reference as described above. Plan interests also being registered need not be described pursuant to this Item 4.

Item 5.   Interests of Named Experts and Counsel

          There are no interests of any expert or counsel required to be disclosed pursuant to Item 5.

Item 6.   Indemnification of Officers and Directors

          The Registrant's Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the Registrant and its stockholders. The provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

          Under Delaware law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding whether actual or threatened to which any such person may be made a party by reason of the fact that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

          Section 14.7 of the Plan provides that the Registrant shall indemnify each member of the Committee administering the Plan, the Board of Directors of the Registrant and any employee of the Registrant to whom a fiduciary responsibility with respect to the Plan is allocated or delegated from and against all liabilities, costs and expenses (including reasonable attorney's fees) incurred by such person as a result of an act, omission or conduct in connection with the performance of his fiduciary duties, responsibilities and obligations under the Plan and under ERISA, except with respect to liabilities and claims arising from such person's own willful misconduct or gross negligence.

Item 7.   Exemption from Registration Claimed

          There are no restricted securities being offered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

          Number                            Description

            5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities to be issued.

           23.1                    Consent of Coopers & Lybrand, L.L.P.

           23.2                    Consent of Crowe & Dunlevy (contained in
                                   Exhibit 5.1).


          In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Registrant hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments to the Plan to the Internal Revenue Service ("IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.   Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that the undertakings set forth in paragraphs (1)
          (i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 8, 1998.


                                 HOMELAND HOLDING CORPORATION



                                 By:  /s/ Larry W. Kordisch
                                          Larry W. Kordisch, Chief Financial
                                          Officer


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

    Name                              Position                       Date

/s/ David B. Clark            President and Chief Executive       May 8, 1998
    David B. Clark            Officer and Director
                              (Principal Executive Officer)

/s/ Larry W. Kordisch         Chief Financial Officer             May 8, 1998
    Larry W. Kordisch         (Principal Financial Officer)

/s/ Terry M. Marczewski       Vice President and Controller       May 8, 1998
    Terry M. Marczewski       (Principal Accounting Officer)

/s/ Robert E. (Gene) Burris   Director                            May 8, 1998
    Robert E. (Gene) Burris

/s/ Edward B. Krekeler, Jr.   Director                            May 8, 1998
    Edward B. Krekeler, Jr.

/s/ Laurie M. Shahon          Director                            May 8, 1998
    Laurie M. Shahon

/s/ John A. Shields           Director                            May 8, 1998
    John A. Shields

/s/ William B. Snow           Director                            May 8, 1998
    William B. Snow

/s/ David N. Weinstein        Director                            May 8, 1998
    David N. Weinstein


          Pursuant to the requirements of the Securities Act, the Homeland Stores, Inc. Employee Stock Bonus Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 8, 1998.


                                      HOMELAND STORES, INC. EMPLOYEE
                                      STOCK BONUS PLAN COMMITTEE
                                      (Administrators of the Plan)



                                      By: /s/ Larry W. Kordisch
                                          Larry W. Kordisch, Member of the
                                          Committee





                                 EXHIBIT INDEX




     Number                                  Description

       5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities to be issued.

      23.1               Consent of Coopers & Lybrand, L.L.P.

      23.2               Consent of Crowe & Dunlevy (contained in Exhibit 5.1).


                                  EXHIBIT 5.1



                        [Letterhead of Crowe & Dunlevy]       Exhibit 5.1





                                 May 8, 1998

Homeland Holding Corporation
2601 Northwest Expressway, Suite 1100
Oklahoma City, OK 73112

     Re: Registration Statement on Form S-8 Relating to Homeland Stores, Inc. Employee Stock Bonus Plan

Ladies and Gentlemen:

     Homeland Holding Corporation (the "Company") has requested our advice with respect to certain matters in connection with the Homeland Stores, Inc. Employee Stock Bonus Plan (as amended and restated effective as of August 2,
1996) (the "Plan"). We understand that a Registration Statement on Form S-8 relating to the Plan (the "Registration Statement") will be filed with the Securities and Exchange Commission.

     We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

     Based on the foregoing, and upon consideration of applicable law, it is our opinion that:

     1. The Plan has been duly authorized, adopted and executed and interests in the Plan, when acquired by employees under the Plan, will be legally issued and enforceable interests in the Plan.

     2. The shares of common stock, par value $0.01 per share ("Common Stock"), of the Company that are covered by the Registration Statement and that may be contributed by the Company to the Trust (as defined in the Plan) have been duly authorized and, when contributed to the Trust in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                       Respectfully submitted,

                                       CROWE & DUNLEVY,
                                       A PROFESSIONAL CORPORATION


                                       By /s/ J. Bradford Hammond
                                          J. Bradford Hammond



                                  EXHIBIT 23.1
                                                              Exhibit 23.1
                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. ______) and the related prospectus of our report dated March 28, 1998, on our audits of the consolidated financial statements of Homeland Holding Corporation as of January 3, 1998, and December 28, 1996, and for the 53 weeks ended January 3, 1998, the 20 weeks ended December 28, 1996, the 32 weeks ended August 10, 1996, and the 52 weeks ended December 30, 1995, which report is included in the Annual Report on Form 10-K of Homeland Holding Corporation for the year ended January 3,
1998. We also consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. _____) and the related prospectus of our report dated May 5, 1998 on our audit of the financial statements of the Homeland Stores, Inc. Employee Stock Bonus Plan, which report is included in the Annual Report on Form 11-K of the Homeland Stores, Inc. Employee Stock Bonus Plan for the plan year ended July 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the prospectus relating to the Registration Statement.


                                        COOPERS & LYBRAND, L.L.P.



Oklahoma City, Oklahoma
May 8, 1998